                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement


[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            TECHNICLONE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            TECHNICLONE CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Fee previously paid by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                                     NOTES:

                            TECHNICLONE CORPORATION
                             14282 FRANKLIN AVENUE
                         TUSTIN, CALIFORNIA 92780-7017
                                 (714) 508-6000
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 13, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of TECHNICLONE CORPORATION, a Delaware corporation (the "Company"), will be held at The Atrium Hotel, 18700 MacArthur Boulevard, Irvine, California 92612 on October 13, 1998, at 10:30 A.M., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

     (1) To elect the following six (6) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

            Larry O. Bymaster             Carmelo J. Santoro, Ph.D.
            Rockell N. Hankin             Clive R. Taylor, M.D. Ph.D.
            Edward J. Legere II           Thomas R. Testman

     (2) To approve issuance of Common Stock pursuant to a $20,000,000 equity-based line of credit, to the extent such issuance could result in the Company's issuing more than twenty percent (20%) of the issued and outstanding Common Stock of the Company as of September 2, 1998, as such approval is mandated by the corporate governance requirements of the Nasdaq Stock Market; and

     (3) To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended April 30, 1999; and

     (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on September 2, 1998, will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          Elizabeth A. Gorbett-Frost,
                                          Secretary

August 17, 1998

     PROXY ATTACHED. YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them an original proxy or letter from that broker or other nominee confirming their ownership of shares and to provide evidence of whether such stockholders have voted previously at this meeting.

                            TECHNICLONE CORPORATION
                             14282 FRANKLIN AVENUE
                         TUSTIN, CALIFORNIA 92780-7017
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

           THIS PROXY MATERIAL IS FIRST BEING MAILED TO STOCKHOLDERS
                              ON SEPTEMBER 8, 1998
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 13, 1998
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of TECHNICLONE CORPORATION, a Delaware corporation ("Techniclone" or the "Company"), for use at its 1998 Annual Meeting of Stockholders to be held on October 13, 1998, at 10:30 A.M. at The Atrium Hotel, 18700 MacArthur Boulevard, Irvine, California 92612.

     This Proxy Statement and the accompanying BLUE PROXY CARD are being mailed to shareholders on or about September 8, 1998. The Company has retained the services of Corporate Investor Communications, Inc. ("CIC") to assist in soliciting proxies from brokers and nominees for the Annual Meeting. The estimated costs for these services is approximately $15,000 and will be borne by the Company. These costs exclude salary and other incidental cost normally expended for solicitation of this proxy by officers and employees. It is contemplated that this solicitation of proxies will be made exclusively by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, CIC, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.


     Holders of shares of Common Stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary of the Company, 14282 Franklin Avenue, Tustin, California 92780-7017, in writing prior to or at the meeting or by attending the meeting and voting in person. Any stockholder, who holds stock in the name of a broker or other nominee, who desires to revoke a previously executed proxy or vote in person at the meeting must furnish or bring with them an original proxy, if such person has not yet voted at this meeting, or a copy of any proxy previously voted. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "FOR" the approval of the issuance of Common Stock of the Company pursuant to a $20,000,000 equity line of credit, to the extent such issuance could result in the Company's issuing more than twenty percent (20%) of the issued and outstanding Common Stock of the Company as of September 2, 1998, as such approval is mandated by the corporate governance requirements of the Nasdaq Stock Market.


                               VOTING SECURITIES


     The Company has two classes of securities outstanding, common stock and preferred stock, however only the common stock (the "Common Stock") is entitled to vote at the meeting. Holders of Common Stock of the Company of record as of the close of business on September 2, 1998 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of August 7, 1998, there were

66,304,258 shares of Common Stock outstanding and entitled to vote. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Under Delaware law, the six (6) nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect. Under the General Corporation Law of the State of Delaware, with respect to votes cast on matters other than the election of directors that require the affirmative vote of a majority of the shares present and voting at the annual meeting, or the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes will have the same effect as votes against a proposal.


     Stockholders are not entitled to cumulate their votes in the election of directors.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


     Set forth below is certain information as of August 7, 1998, regarding the beneficial ownership of the Company's Common Stock by (i) all directors and director nominees, (ii) each of the Named Officers identified in the Summary Compensation Table, and (iii) all current directors and executive officers as a group. No person, other than Edward J. Legere II, was known by the Company to own more than five percent (5%) of the voting securities of the Company.



                                                                      NUMBER OF        PERCENT OF
       NAME AND ADDRESS OF BENEFICIAL OWNER         TITLE OF CLASS    SHARES (A)       CLASS (B)
       ------------------------------------         --------------    ----------      ------------
Thomas R. Testman.................................   Common Stock        75,000(C)        0.11%
  14282 Franklin Avenue
  Tustin, California 92780
Larry O. Bymaster.................................   Common Stock       250,000(D)        0.36%
  14282 Franklin Avenue
  Tustin, California 92780
Rockell N. Hankin.................................   Common Stock        62,500(E)        0.09%
  14282 Franklin Avenue
  Tustin, California 92780
Edward J. Legere II...............................   Common Stock     3,632,626(F)        5.23%
  14282 Franklin Avenue
  Tustin, California 92780
Carmelo J. Santoro, Ph.D. ........................   Common Stock       197,500(G)        0.28%
  14282 Franklin Avenue
  Tustin, California 92780
Lon H. Stone......................................   Common Stock     1,229,911(H)        1.77%
  14282 Franklin Avenue
  Tustin, California 92780
Clive R. Taylor, M.D., Ph.D.......................   Common Stock       925,000(I)        1.33%
  14282 Franklin Avenue
  Tustin, California 92780
David Allen, Ph.D.................................   Common Stock        56,000(J)        0.08%
  14282 Franklin Avenue
  Tustin, California 92780
Kenneth Berger, Ph.D..............................   Common Stock       151,785(K)        0.22%
  14282 Franklin Avenue
  Tustin, California 92780
Elizabeth A. Gorbett-Frost........................   Common Stock       225,576(L)        0.32%
  14282 Franklin Avenue
  Tustin, California 92780
William V. Moding.................................   Common Stock       496,100(M)        0.71%
  14282 Franklin Avenue
  Tustin, California 92780

                                                                      NUMBER OF        PERCENT OF
       NAME AND ADDRESS OF BENEFICIAL OWNER         TITLE OF CLASS    SHARES (A)       CLASS (B)
       ------------------------------------         --------------    ----------      ------------
Jamie Oliver, Pharm.D.............................   Common Stock        30,000(N)        0.04%
  14282 Franklin Avenue
  Tustin, California 92780
All Directors Nominees and Executives.............   Common Stock     7,331,998(O)       10.54%
  Officers as a Group (12 in number)


---------------
(A) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock, shown as beneficially owned by them, subject to community property laws where applicable.


(B) Percentages for the Common Stock computed on the basis of 66,304,258 shares outstanding at August 7, 1998, plus an additional 3,194,218 shares that could be acquired by director nominees and Named Officers through exercise of stock options and warrants during the 60 day period ending October 7, 1998.


(C) Includes 50,000 shares purchased under an option agreement on July 15, 1998 for $.60 per share and 25,000 shares issued by the Company in exchange for consulting services rendered to the Company for the three months ending August 31, 1998.


(D) Includes 250,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.



(E) Includes 62,500 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.



(F) Includes 3,123,333 shares owned by Legere Enterprises, Ltd., a Nevada limited partnership owned by Mr. Legere and members of his family, 500,000 warrants owned by Biotechnology Development, Ltd., a limited partnership controlled by Mr. Legere, granted in conjunction with a line of credit agreement with the Company in April 1998, and 9,293 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.



(G) Includes 187,500 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.



(H) Includes 230,000 shares owned by members of Mr. Stone's family as to which he may be deemed to be the beneficial owner. Also includes 822,333 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.



(I) Includes 42,000 shares owned by members of Dr. Taylor's family as to which he may be deemed to be the beneficial owner. Also includes 757,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.



(J) Includes 55,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.



(K) Includes 151,250 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.



(L) Includes 20,168 shares owned by members of Ms. Gorbett-Frost's family as to which she may be deemed to be the beneficial owner. Also includes 134,342 shares of Common Stock subject to outstanding stock options and warrants exercisable during the 60 day period ending October 7, 1998.



(M) Includes 20,000 shares owned by members of Mr. Moding's family as to which he may be deemed to be the beneficial owner. Also includes 240,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.



(N) Includes 25,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.


(O)  Includes the securities described in notes (C), (D), (E), (F), (G), (H),
     (I), (J), (K), (L), (M) and (N).

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     Directors are elected at each annual stockholders' meeting to serve until the next annual meeting or until their successors are elected. The Board of Directors proposes the election of six (6) directors at the Meeting. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Meeting FOR the election of the nominees presented below. Under Delaware law, the six (6) nominees receiving the highest number of votes will be elected as directors at the Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

     With the exception of Larry O. Bymaster, Rockell N. Hankin and Thomas R. Testman, each of the nominees is an incumbent director elected at the last annual meeting of stockholders. Each of the nominees has consented to serve as a director for the ensuing year. If any nominee becomes unavailable for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve.

     The names and certain information concerning the persons to be nominated for election as directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES

     The following table sets forth the names and certain share ownership information as of August 7, 1998, regarding the persons to be nominated for election as directors of the Company:

                                               DIRECTOR   NUMBER OF         TITLE       PERCENT OF
           NAME AND POSITION             AGE    SINCE     SHARES(A)        OF CLASS      CLASS(B)
           -----------------             ---   --------   ---------      ------------   ----------
Thomas R. Testman......................  61    06/03/98      75,000(C)   Common Stock      0.11%
  Chairman of the Board
Larry O. Bymaster......................  56    06/03/98     250,000(D)   Common Stock      0.36%
  President, Chief Executive
  Officer and Director
Rockell N. Hankin......................  51    11/19/97      62,500(E)   Common Stock      0.09%
  Director
Edward J. Legere II....................  35    10/28/92   3,632,626(F)   Common Stock      5.23%
  Director
Carmelo J. Santoro, Ph.D. .............  57    09/27/96     197,500(G)   Common Stock      0.28%
  Director
Clive R. Taylor, M.D., Ph.D. ..........  54    11/02/88     925,000(H)   Common Stock      1.33%
  Director

---------------
 (A) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock, shown as beneficially owned by them, subject to community property laws where applicable.

 (B) Percentages for the Common Stock computed on the basis of 66,304,258 shares outstanding at August 7, 1998, plus an additional 3,194,218 shares that could be acquired by director nominees and Named Officers through exercise of stock options and warrants during the 60 day period ending October 7, 1998.

 (C) Includes 50,000 shares purchased under an option agreement on July 15, 1998 for $.60 per share and 25,000 shares issued by the Company in exchange for consulting services rendered to the Company for the three months ending August 31, 1998.

 (D) Includes 250,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.

(E) Includes 62,500 shares of Common Stock subject to outstanding stock options exercisable during the 60 days period ending October 7, 1998.

(F) Includes 3,123,333 shares owned by Legere Enterprises, Ltd., a Nevada limited partnership owned by Mr. Legere and members of his family, 500,000 warrants owned by Biotechnology Development, Ltd., a limited partnership controlled by Mr. Legere, granted in conjunction with a line of credit agreement with the Company in April 1998, and 9,293 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.

(G) Includes 187,500 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.

(H) Includes 42,000 shares owned by members of Dr. Taylor's family as to which he may be deemed to be the beneficial owner. Also includes 757,000 shares of Common Stock subject to outstanding stock options exercisable during the 60 day period ending October 7, 1998.

     Thomas R. Testman has served as a director of the Company since June 3, 1998. Mr. Testman is a member of the Executive, Audit and Current Special Committees of the Company, and recently served as interim Chief Executive Officer of the Company. Mr. Testman retired from his position as Managing Partner with Ernst & Young, an international auditing, accounting and consulting services firm in October 1992 after 30 years of continuous service. During his tenure, he held the position of National Director of Management Consulting Services, served on the operating committee of the firm from 1976 to 1980, was Western Regional Director of Health Care Services and engaged in management consulting during various periods. Mr. Testman sits on the board of directors of MiniMed, Inc., which designs, develops, manufactures and markets advanced microinfusion systems for delivery of a variety of drugs, with a primary focus on the intensive management of diabetes. He also formerly served as a director of Nichols Institute, a publicly-held laboratory company that was sold to Corning, Inc. in 1994. He currently also serves as a director of six privately held health care companies. Mr. Testman is Chairman of the Executive Committee of the Board.

     Larry O. Bymaster has served as a director of the Company since June 3, 1998. He was named the President and Chief Executive Officer of the Company on May 18, 1998. Mr. Bymaster is a member of the Current Special Committees of the Company. Prior to joining Techniclone, Mr. Bymaster was Chairman of the Board, President and Chief Executive Officer of Pacific Pharmaceuticals, Inc. (formerly Xytronyx, Inc.) which develops and commercializes cancer therapeutic and diagnostic products from 1990 to April 1998. Mr. Bymaster has over 25 years experience in the biotechnology and business fields. Prior to Pacific Pharmaceuticals, Inc., Mr. Bymaster held senior management positions with Cytotech, a biotechnology company, Baxter Healthcare and Dart Industries. Mr. Bymaster is also a member of the Board of Directors of a privately held medical device company.

     Rockell N. Hankin has served as a director of the Company since November 19, 1997. Mr. Hankin is a member of the Executive, Compensation and Current Special Committees of the Company. Mr. Hankin is the Chief Executive Officer of Hankin & Co. and Hankin Investment Banking, a consulting firm and an investment banking firm, respectively. Mr. Hankin is also the Vice Chairman of Semtech Corporation, which manufactures electronic components and a Director of Alpha Microsystems, which is a supplier of information technology services and products. Mr. Hankin serves as a director of several privately held companies. Mr. Hankin is the Chairman of the Compensation Committee and Current Special Committees of the Board.

     Edward J. Legere II has served as a director of the Company since October 28, 1992. Mr. Legere is a member of the Compensation Committee and Chairman of the Audit Committee of the Company. Mr. Legere has been President of Unified Management Corp., a business management, trade and consulting company, since September of 1992. Mr. Legere has been general partner of Legere Enterprises, Ltd., a biotechnology investment company located in Las Vegas, Nevada and an affiliate of Techniclone (by stock ownership) since December of 1991 and is also the general partner of Biotechnology Development, Ltd. (a limited partnership controlled by Mr. Legere), a biotechnology development and marketing company located in Las Vegas, Nevada. Mr. Legere is also a director of one other privately held company. Mr. Legere holds a B.S. degree in international business from Florida Atlantic University in Boca Raton, Florida and a M.B.A. from the University of Chicago, Chicago, Illinois.

     Carmelo J. Santoro, Ph.D. has served as a director of the Company since September 27, 1996. Dr. Santoro is a member of the Executive and Compensation Committees of the Company. Dr. Santoro has served as the Chief Executive Officer of Platinum Software Corporation from April 1994 through March 1996 and as Chief Executive Officer of Silicon Systems, Inc. from January 1981 through March 1993. From 1980 to 1982, Dr. Santoro was Vice President of Integrated Circuits at the Solid State Division of RCA. Dr. Santoro serves as a director of Dallas Semiconductor Corporation, S3, Inc. and several privately held companies.


     Clive R. Taylor, M.D., Ph.D. has served as a director of the Company since November 2, 1988. Dr. Taylor is a member of the Compensation Committee of the Company. He is professor of pathology at the University of Southern California and Chairman of the Department of Pathology. Currently, Dr. Taylor serves as an Associate Director of Laboratories for the Los Angeles County Medical Center and is on the attending staff of the Kenneth Norris, Jr. Cancer Hospital and Research Institute. Dr. Taylor also serves as director on three privately held companies. He received his M.D. degree from Cambridge University and his Ph.D. from Oxford University and is board certified by the American Board of Pathology in Anatomic and Clinical Pathology.

     Directors are elected on an annual basis. The present term of office for each director will expire at the next annual meeting of Techniclone's stockholders, or at such time as his successor is duly elected. Directors do not receive separate cash compensation for fulfilling their duties as directors of Techniclone. There are no family relationships among Techniclone's officers and directors.


     The Board of Directors of the Company held 18 meetings during the year ended April 30, 1998. The Board of Directors has established a standing Executive Committee, Compensation Committee, and an Audit Committee which held one (1) meeting during the year ended April 30, 1998. Each incumbent director attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and Committees of which he was a member in the year ended April 30, 1998.


     The Executive Committee was established in July 1998. The Executive Committee is responsible for reviewing the performance of the Board and management and for nominating individuals to serve as members of the Board of Directors. The current members of the Executive Committee are Thomas R. Testman, Rockell N. Hankin and Carmelo Santoro, Ph.D.


     The Compensation Committee reviews programs in the areas of employee and incentive compensation plans and the Company's Stock Option and Purchase Plans, and reviews and makes recommendations to the Board of Directors with respect to base salary adjustments and bonuses for all officers and other key personnel of the Company. Edward J. Legere II and Carmelo J. Santoro were the members of the Compensation Committee during the fiscal year ended April 30, 1998. In July 1998, the Compensation Committee added Rockell N. Hankin and Clive R. Taylor as members. Rockell N. Hankin is Chairman of the Compensation Committee.



     The Audit Committee is responsible for recommending to the Board of Directors the appointment of the Company's outside auditors, examining the results of audits and quarterly reviews and reviewing internal accounting controls. During the fiscal year ended April 30, 1998 the audit Committee members were Edward J. Legere, II and Carmelo Santoro, Ph.D. In July 1998, the Board changed the Audit Committee members to Edward J. Legere II and Thomas R. Testman.



     Special Committees are appointed periodically as special purpose committees for various matters including, reviewing stockholder concerns and related party transactions. Rockell N. Hankin, Thomas R. Testman and Larry O. Bymaster are currently the members of Current Special Committees.


EXECUTIVE OFFICERS


     Elizabeth A. Gorbett-Frost was appointed Chief Financial Officer of the Company on March 23, 1998 and Secretary of the Company on June 3, 1998. From August 1996 through March 1998, she served as Vice-President of Finance and Administration for the Company. Prior to joining the Company, Ms. Gorbett-Frost was a partner with the certified public accounting firm of Deloitte & Touche LLP from 1979 to 1996, where she most recently served as partner-in-charge of the life sciences industry group. Ms. Gorbett-Frost also serves as a director of a privately held company.



     William V. Moding has served the Company as Vice President of Operations and Administration since March 23, 1998. He served as the Chief Financial Officer of the Company from November 1983 to March 23, 1998, and is the former Secretary of the Company. On October 1, 1996, Mr. Moding commenced full-time employment with the Company. Mr. Moding was a director of the Company from March 1985 through October 1997. From 1979 to 1996 Mr. Moding was a partner in the certified public accounting firm of Kanady & Moding. From 1975 to 1979, Mr. Moding was a staff accountant with Deloitte & Touche LLP (formerly Deloitte, Haskins & Sells). He has a Master's Degree in Business Taxation from the University of Southern California.


DIRECTOR'S COMPENSATION


     Directors who also are Company employees receive no compensation for serving as directors. No compensation is paid for attending meetings of Committees of the Board of Directors on which directors serve. Pursuant to the Company's 1993 Employee Stock Option Plan ("1993 Plan"), each year, each non-employee director is automatically granted an option to purchase 2,000 shares of Company Common Stock at an exercise price that is equal to the fair market value of the shares on the date of grant. These options vest twenty percent (20%) on the first anniversary of the date of grant and 1/60 of the remaining amount each month thereafter. Pursuant to the Company's 1996 Stock Incentive Plan ("1996 Plan"), each new director of the Company who is neither an employee nor an executive officer of the Company is automatically granted a Nonqualified Stock Option to purchase 10,000 shares of Common Stock upon commencement of service as a non-employee director and a Nonqualified Option to purchase 5,000 shares of Common Stock at the end of each fiscal year such employee director has served at least six months during such fiscal year. These option grants are granted at fair market value at date of grant and are exercisable six months after the date of grant.



     Under a separate agreement, during fiscal year 1997, the Company granted Carmelo J. Santoro, Ph.D., as compensation for his services as a member of the Board of Directors, a nonqualified option to purchase 250,000 shares of the Company's Common Stock at $4.00 per share, which was the fair market value at the date of grant. This option vests twenty-five percent (25%) on the date of grant and twenty-five percent (25%) annually beginning June 30, 1997. Under this agreement, Mr. Santoro waived his participation in the 1993 and 1996 Plans as a non-employee director. The option was repriced to $.60 on March 2, 1998 in conjunction with the repricing of stock options held by active employees, consultants and directors. (See Report of Compensation Committee).



     Under a separate agreement, during June 1998, the Company granted Thomas R. Testman, as compensation for his services as a member of the Board of Directors a nonqualified option to purchase 200,000 shares of the Company's Common Stock at $1.59 per share, which was the fair market value at the date of grant. This option vests twenty-five percent (25%) annually beginning June 3, 1999. Under this agreement, Mr. Testman waived his participation in the 1993 and 1996 Plans as a non-employee director. In addition, Mr. Testman served as interim CEO for the Company during the period from March 1998 through May 1998 and during that time was granted an incentive option to purchase 50,000 shares of the Company's Common Stock at $.60 per share, which was the fair market value at the date of grant. The option vested immediately and was exercised during July 1998. During June 1998, the Company issued Mr. Testman 25,000 shares of the Company common stock in exchange for consulting services to be rendered by Mr. Testman for the three months ending August 31, 1998.



     Under two separate option agreements in November 1997 and May 1998, respectively, the Company granted Rockell N. Hankin, as compensation for his services as a member of the Board of Directors, non-qualified options to purchase 100,000 and 150,000 shares of the Company's Common Stock at $3.00 and $1.59 per share, respectively, which were the fair market values at each date of grant. These options vest twenty-five percent (25%) on the date of grant and twenty-five percent (25%) annually thereafter. Under these agreements, Mr. Hankin waived his participation in the 1993 and 1996 Plans as a non-employee director. Options for 100,000 shares were repriced to $.60 per share on March 2, 1998 in conjunction with the repricing of stock options held by active employees, consultants and directors. (See Report of Compensation Committee).


     During the five years ended April 30, 1998, Edward J. Legere II was granted options under the formula grants for nonemployee directors and was granted options to purchase a total of 20,000 shares of the Company's Common Stock at prices ranging from $.70 and $4.63 per share, or the fair market value at the date of grant. The options vest as described in the related stock purchase plan documents. Options representing 15,000 shares were repriced to $.60 per share on March 2, 1998 in conjunction with the repricing of stock options held by active employees, consultants and directors. (See Report of Compensation Committee). In addition, in April 1998, in conjunction with providing the Company with access to a $2,000,000 line of credit with Biotechnology Development, Ltd. (BTD), an affiliate of Mr. Legere, BTD was granted a warrant to purchase 500,000 shares of the Company's common stock at $1.00 per share.



     Under a separate option agreement, in August 1998, the Company granted Clive R. Taylor, M.D., Ph.D., as compensation for his services as a member of the Board of Directors and as a consultant to the Company, a nonqualified option to purchase 150,000 shares of the Company's Common Stock at $1.41 per share, which was the fair market value at the date of grant. Options for 75,000 shares vest at twenty-five percent (25%) annually beginning August 3, 1999. The remaining 75,000 vest based on the achievement of various milestones to be determined at a future date. Under this agreement, Dr. Taylor waived his participation in the 1993 and 1996 Plans as a non-employee director. In addition, Dr. Taylor received $28,550 during fiscal year 1998 for scientific professional fees.



     Marc E. Lippman, M.D., resigned from the Board of Directors of the Company on February 25, 1998. Prior to Mr. Lippman's resignation, under a separate agreement, the Company agreed to grant Marc E. Lippman, M.D., as compensation for his services as a member of the Board of Directors a nonqualified option to purchase 100,000 shares of the Company's Common Stock at $3.85 per share, which was the fair market value at the date of grant. This option vests twenty-five percent (25%) on the date of grant and twenty-five percent (25%) annually beginning October 27, 1998. Under this agreement, Dr. Lippman waived his participation in the 1993 and 1996 Plans as a non-employee director. Dr. Lippman did not exercise any shares granted as a member of the Board of Directors prior to his resignation and all shares were canceled 90 days after his date of resignation.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 30, 1998, the Company's officers, directors and all persons who own more than ten percent (10%) of a registered class of the Company's equity securities complied with all Section 16(a) filing requirements, with the following exceptions: Reports covering transactions during the fiscal year ended April 30, 1998, were filed late by Rockell H. Hankin and Edward J. Legere II and certain reports were initially erroneously filed stating that Ms. Elizabeth A. Gorbett-Frost sold shares of the Company's common stock. Subsequently, the reports were corrected to reflect the purchase rather than the sale of common stock by Ms. Gorbett-Frost.

COMPENSATION OF EXECUTIVE OFFICERS


     Larry O. Bymaster. On May 18, 1998, the Company entered into an Employment Agreement with Mr. Larry O. Bymaster. The employment agreement provides that Mr. Bymaster shall be employed as the Company's President and Chief Executive Officer for a two (2) year period commencing May, 1998 at an annual base salary of $250,000, subject to increases at the discretion of the Board of Directors. At the end of each fiscal year, Mr. Bymaster is entitled to a bonus of up to 100% of his base salary as an incentive bonus.

Mr. Bymaster's bonus will be based on performance targets established by the Board of Directors. In addition, Mr. Bymaster was granted an option to purchase 1,250,000 shares of Common Stock at $1.41 per share, which was the fair market value at the date of grant. This option vest twenty-five percent (25%) on the date of grant and 250,000 shares on each of the next succeeding four anniversaries of his employment date. Mr. Bymaster is also eligible for certain fringe benefits offered by the Company's executive benefit plans. If Mr. Bymaster is terminated for any reason, he will continue to receive his annual base salary for one year.



     Elizabeth A. Gorbett-Frost. Ms. Gorbett-Frost entered into an Employment Agreement with the Company effective January 1, 1997. The Employment Agreement provides for Ms. Gorbett-Frost to be employed for a twelve month period of time. On the first of each month, the Employment Agreement is extended for an additional one month period so that, at the beginning of each calendar month, Ms. Gorbett-Frost has twelve (12) months remaining on her Employment Agreement. Ms. Gorbett-Frost was initially paid a salary of $140,000 which, as a result of her promotion to Chief Financial Officer and Corporate Secretary, was increased to $175,000. Ms. Gorbett-Frost's salary is subject to increases at the discretion of the Board of Directors and may, at the discretion of the Company's Board of Directors, be paid a bonus. Ms. Gorbett-Frost is eligible for certain fringe benefits offered by the Company. In the event of Ms. Gorbett-Frost's termination as a result of disability or without cause, or following a change in control as defined in the Employment Agreement, Ms. Gorbett-Frost shall receive twelve (12) months of severance pay. In the event Ms. Gorbett-Frost's termination as a result of death or non-performance of duties, Ms. Gorbett-Frost shall be entitled to a severance payment equal to six (6) months salary, based on the average monthly salary earned by her during the prior twelve (12) months. Within ninety (90) days prior to or fifteen (15) months after a change in control as defined in the Agreement, if either the Company elects to terminate the Employment Agreement or Ms. Gorbett-Frost elects to resign, the Company shall pay Ms. Gorbett-Frost's salary for a period of twelve (12) months including the value of all perquisites during the twelve (12) month period immediately preceeding the termination and, in addition, the Company shall vest all of her stock options and issue the stock represented thereby, as additional compensation. The Company shall also pay, as additional compensation, the federal and state withholding tax due on the issuance of such stock at the bonus rate to the federal and state taxing authorities.



     William V. Moding. Mr. Moding entered into an Employment Agreement with the Company effective as of January 1, 1997. The Employment Agreement provides for Mr. Moding to be employed for twenty-four (24) months. On the first of each month, the Employment Agreement is extended for an additional one month period so that, at the beginning of each calendar month, Mr. Moding has twenty-four
(24) months remaining on his Employment Agreement. Mr. Moding's Employment Agreement provides for an annual base salary of $200,000. During March 1998, Mr. Moding agreed to defer $25,000 of his annual base salary until such time the $15,000,000 in funding. Mr. Moding's salary is subject to increases at the discretion of the Board of Directors and he may, at the discretion of the Company's Board of Directors, be paid a bonus. Mr. Moding is eligible for all fringe benefits offered by the Company. In the event of Mr. Moding's termination as a result of disability or without cause, or within ninety (90) days prior to or fifteen (15) months after a change in control as defined in the Employment Agreement, if either the Company elects to terminate the Employment Agreement or Mr. Moding elects to resign, the Company shall pay Mr. Moding's salary for a period of twenty-four (24) months including the value of all perquisites during the twelve (12) month period immediately preceeding the termination and in addition, the Company shall vest all of his stock options and issue the stock represented thereby as additional compensation. The Company shall also pay, as additional compensation, the federal and state withholding tax due on the issuance of such stock. In the event of Mr. Moding's termination as a result of death or non-performance of duties, Mr. Moding shall be entitled to a severance payment equal to six (6) months salary, based on the average monthly salary earned by him during the prior twelve (12) months.



     Jamie C. Oliver, Pharm.D. Dr. Oliver entered into an Employment Agreement with the Company effective July 21, 1997. The Employment Agreement provides for Dr. Oliver to be employed for twelve (12) months. On the first of each month, the Employment Agreement is extended for an additional one-month period so that, at the beginning of each calendar month, Dr. Oliver has twelve (12) months remaining on his Employment Agreement. Dr. Oliver was initially paid a salary of $160,000, plus a one-time signing bonus of

$10,000, and was entitled to reimbursement of various moving expenses not to exceed $10,500. In March 1998, as a result of Dr. Oliver's promotion to Vice President of Clinical and Regulatory Affairs, his annual salary was increased to $175,000. Dr. Oliver's salary is subject to increases at the discretion of the Board of Directors and he may, at the discretion of the Company's Board of Directors, be paid a bonus. Dr. Oliver is eligible for certain fringe benefits offered by the Company. In the event of Dr. Oliver's termination without cause, Dr. Oliver shall receive twelve (12) months of severance pay. In May 1998, Dr. Oliver was granted a bonus, not to exceed $30,000, for reimbursement of current and future legal fees related to a personal legal matter.

     David R. Allen, Ph.D. Dr. Allen's services as an employee to Techniclone were terminated effective July 15, 1998. At that time, the Company entered into a consulting agreement with Dr. Allen, expiring in July 1999. Under the terms of the consulting agreement, Dr. Allen will receive $10,000 per month through January 15, 1999 and $500 per month for the period of January 16, 1999 through July 15, 1999 for providing radiolabeling services to the Company. Options granted and vested during his employment with the Company will expire ninety
(90) days after expiration of the consulting agreement. During fiscal year 1998, Dr. Allen purchased 1,000 shares of the Company's common stock.

     Kenneth Berger, Ph.D. Dr. Berger's services as an employee to Techniclone were terminated effective March 15, 1998. At that time, the Company entered into a termination agreement with Dr. Berger which provided for payment of $11,667 per month through July 13, 1998, in exchange for Dr. Berger providing regulatory consulting services to the Company through July 13, 1998. Under the terms of the termination agreement, options granted and vested during Dr. Berger's employment with the Company will expire ninety (90) days after expiration of the termination agreement.

     Lon H. Stone. Effective on November 1, 1994, the Company entered into an Employment Agreement with Lon H. Stone, then Chief Executive Officer of the Company. The Employment Agreement, which would have expired on December 11, 2000, provided for an annual base salary of $250,000 plus an annual incentive bonus at the discretion of the Board of Directors of the Company. Mr. Stone resigned from his positions as Chief Executive Officer and Chairman of the Board in 1998 and his Employment Agreement provided that, in such circumstances, the Company pay an immediate cash severance benefit equal to twice the annual salary rate, vest all unexercised outstanding stock options, and pay (issue) the option stock at no cost to Mr. Stone, along with any applicable federal and state payroll withholding taxes on the option stock. The Company did not have sufficient cash resources to fulfill its obligations under that agreement. Accordingly, at the direction of the Board of Directors, the Company negotiated a new Severance Agreement with Mr. Stone to conserve its cash. The new Severance Agreement provides for Mr. Stone to be paid $300,000 a year for the period beginning March 1, 1998 through March 1, 2000. Unexercised and unvested outstanding stock options on March 1, 1998, will vest and be paid (issued) as follows: one-third of the unexercised, unvested options outstanding on March 1, 1998 will vest immediately and be paid to Mr. Stone on December 31, 1998; one-third of the unexercised, unvested and outstanding options on March 1, 1998, will vest on March 1, 1999 and be paid on December 31, 1999; and one-third of the unexercised, unvested and outstanding options on March 1, 1998, will vest and be paid on March 1, 2000. In addition, the Company will make appropriate tax withholding payments to the appropriate taxing authorities. During the period beginning on March 1, 1998 and ending on March 1, 2000, Mr. Stone will, with certain exceptions, be eligible for Company benefits. Pursuant to the Severance Agreement, Mr. Stone must be available to work for the Company for up to twenty-five (25) hours per week. In addition, as part of Mr. Stone's agreement to modify his existing severance package, the Company agreed that if Mr. Stone does not compete with the Company during the period beginning March 1, 1998 and ending February 29, 2000, the Company will, on March 1, 2000, pay Mr. Stone an amount equal to his Note of $350,000, plus all accrued interest thereon. The proceeds of which will then be used to retire the note receivable plus accrued interest.

     The following table sets forth the compensation earned by the former Chief Executive Officer, the former interim Chief Executive Officer, three officers whose compensation for the 1998 fiscal year was in excess of $100,000 and two former officers of the Company whose compensation exceeded $100,000 for the 1998 fiscal year, for services rendered in all capacities to the Company for each of the last three fiscal years. All the individuals named in the table will hereinafter be referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION AWARD
                                               ANNUAL COMPENSATION       ---------------------------------
                                           ---------------------------      OTHER           SECURITIES
       NAME AND PRINCIPAL POSITION         YEAR   SALARY($)(1)   BONUS   COMPENSATION   UNDERLYING OPTIONS
       ---------------------------         ----   ------------   -----   ------------   ------------------
Lon H. Stone.............................  1998     $257,692      $--     $41,025(2)              --
  Former Chairman of the Board             1997     $207,000      $--            (4)         400,000
  and Chief Executive Officer              1996     $162,000      $--            (4)         200,000
Thomas R. Testman........................  1998     $ 46,154      $--            (4)          50,000
  Former Interim Chief Executive Officer
Elizabeth A. Gorbett-Frost...............  1998     $144,039      $--            (4)              --
  Chief Financial Officer and Secretary    1997     $ 79,052      $--            (4)         160,000
William V. Moding........................  1998     $197,115      $--     $43,607(3)              --
  Vice President,                          1997     $ 92,192      $--            (4)              --
  Operations & Administration              1996     $     --      $--            (4)         320,000
Jamie C. Oliver, Pharm.D.................  1998     $137,885      $--            (4)         100,000
  Vice President, Clinical and
  Regulatory Affairs
David R. Allen, Ph.D.....................  1998     $196,058      $--            (4)              --
  Former Vice President,                   1997     $ 37,019      $--            (4)         125,000
  Radiopharmaceuticals                     1996     $     --      $--            (4)          15,000
Kenneth L. Berger, Ph.D..................  1998     $157,898      $--            (4)              --
  Former Vice President,                   1997     $100,337      $--            (4)          35,000
  Regulatory Affairs                       1996     $ 92,563      $--            (4)          75,000

---------------
(1) Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each year. Includes amounts deferred under the Company's 401-K Plan.

(2) Primarily includes $26,000 paid as reimbursement for life insurance premiums and $9,600 paid for reimbursement of automobile expense.

(3) Primarily includes $23,100 paid as reimbursement for life insurance premiums and $15,000 paid for reimbursement of automobile expense.

(4) Amounts were not significant enough to meet requirements of disclosure.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in the year ended April 30, 1998 to the Named Officers.

                                           NUMBER OF        PERCENT
                                           SECURITIES    TOTAL OPTIONS
                                           UNDERLYING      GRANTED TO        EXERCISE                   GRANT
                                            OPTIONS     ALL EMPLOYEES IN      PRICE       EXPIRATION    DATE
            NAME              GRANT DATE    GRANTED      FISCAL YEAR(1)    ($/SHARE)(2)      DATE       VALUE
            ----              ----------   ----------   ----------------   ------------   ----------   -------
Jamie C. Oliver, Pharm.D....   07/16/97     100,000          12.55%           $0.60        07/16/07    $35,970
Thomas R. Testman...........   03/01/98      50,000           6.27%           $0.60        03/01/08    $17,985

---------------
(1) Options to purchase an aggregate of 796,909 shares were granted to all employees, directors and consultants in the year ended April 30, 1998, including the Named Officers under the Company's 1993 Employee Stock Option and 1996 Stock Incentive Plan.

(2) The exercise price may be paid in cash, or shares of the Company's Common Stock valued at fair market value on the date of exercise. All options were issued or repriced for an exercise price at least equal to fair market value on the date of grant or date of repricing (See Report of Compensation Committee). Fair market value is the closing price of the Company's Common Stock on the date of grant.

                  OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information on option exercises in the year ended April 30, 1998, by the Named Officers and the value of unexercised options held by the Named Officers as of April 30, 1998.

                                                                   NUMBER OF
                                                             SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS AT                OPTIONS
                                   SHARES                       APRIL 30, 1998             AT APRIL 30, 1998(1)
                                 ACQUIRED ON    VALUE     ---------------------------   ---------------------------
             NAME                 EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
David R. Allen, Ph.D...........      --          --          55,000         85,000       $ 38,500       $ 59,500
Kenneth L. Berger, Ph.D........      --          --         151,250             --       $105,875       $     --
Elizabeth A. Gorbett-Frost.....      --          --          66,667         93,333       $ 46,667       $ 65,333
William V. Moding..............      --          --         160,000        160,000       $112,000       $112,000
Jamie C. Oliver, Ph.D..........      --          --              --        100,000       $     --       $ 70,000
Lon H. Stone...................      --          --         822,333        166,667       $575,633       $116,667
Thomas R. Testman..............      --          --          50,000             --       $ 35,000       $     --

---------------
(1) The closing price of the Company's Common Stock on April 30, 1998 on NASDAQ was $.70.

             COMPENSATION COMMITTEE INTERLOCKS AND INSIDER TRADING

     The following non-employee directors serve on the Compensation Committee of the Board of Directors: Rockell N. Hankin, Chairman, Edward J. Legere II, Carmelo J. Santoro, Ph.D. and Clive R. Taylor, M.D. Larry O. Bymaster, the Company's President and Chief Executive Officer, is an ex-official member of the Compensation Committee. Such ex-official status does not entitle him to vote on matters submitted to the Compensation Committee. There are no interlocks of executive officers or board members of the Company serving on the compensation committee or equivalent committee of another entity which has any director or executive officer serving on the Compensation Committee, other committees or Board of Directors of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is a standing committee of the Board of Directors of the Company. Carmelo J. Santoro and Edward J. Legere II were the members of the Compensation Committee during the fiscal year ended April 30, 1998. On July 27, 1998, Mr. Rockell N. Hankin and Clive R. Taylor, non-employee directors of the Company were added to the Committee. The Compensation Committee is responsible for adopting and evaluating the effectiveness of compensation policies and programs for the Company and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors.

     The following report is submitted by the members of the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee and compensation paid or awarded to executive officers for the year ended April 30, 1998.

     Compensation Policies and Objectives. The Compensation Committee determines the Chief Executive Officer's compensation and the compensation of all executive officers by taking into consideration (i) what other chief executive officers and executive officers in the industry receive as compensation, (ii) the liquidity position of the Company, (iii) what the Company can afford to pay and
(iv) available alternative sources of compensation such as incentive stock options. As the Company has a history of operating losses, no specific relationship of the Company's financial performance was used in determining the executive officer's compensation. The Compensation Committee took into consideration the compensation of executive officers of similar companies within the industry for consideration of executive salaries. In addition, the Board utilized the J. Robert Scott, Coopers & Lybrand Executive Salary Survey in making its decision with respect to the Chief Executive Officer's compensation. While the Compensation Committee considers the salary of other executive officers in the industry important in the consideration of its decision with respect to the executive officer's compensation, the controlling factors were the liquidity of the Company and compensation requirements to recruit and retain the necessary officers. None of the other executive officers of the Company receive compensation for fulfilling their duties as officers.

     Stock Options and Equity-Based Programs. In order to align the financial interests of executive officers and other key employees with those of the stockholders, the Company grants stock options to its directors, executive officers and other key employees on a periodic basis. Moreover, the Compensation Committee generally has followed the practice of granting options on terms which provide that the options become exercisable in cumulative annual installments, generally over a three to four year period. The Compensation Committee believes that these features of the option grants not only provide an incentive for directors to serve the Company and for executive officers and other key employees to remain in the employ of the Company, but also make the Company's earnings performance and longer term growth in share prices important for the executives who receive stock options.

     Stock Option Plans. The Company has five stock option plans, (i) the 1982 Stock Option Plan (the "1982 Plan"), (ii) the Incentive Stock Option, Nonstatutory Stock Option and Restricted Stock Purchase Plan -- 1986 (the "1986 Plan"), (iii) Incentive Stock Option and Nonqualified Stock Option Plan -- 1993 (the "1993 Plan"), (iv) the Cancer Biologics Incorporated, Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan -- 1987 (the "CBI Plan") and (v) the 1996 Stock Incentive Plan (the "1996 Plan"). The purpose of the Plans is to enable the Company to attract and retain directors, employees and consultants of ability and to motivate such persons to use their best efforts on behalf of the Company and its subsidiaries by providing them with equity participation in the Company. Pursuant to the 1982 Plan, 450,000 shares of Common Stock were reserved for issuance upon the exercise of options granted to key officers, directors, consultants and employees. Pursuant to the 1986 Plan, 500,000 shares of Common Stock were reserved for issuance upon the exercise of options granted to key employees, officers and directors of the Company. Pursuant to the CBI Plan, 2,000,000 shares of Common Stock were reserved for issuance upon exercise of options. Pursuant to the 1993 Plan, 750,000 shares of Common Stock are reserved for issuance upon the exercise of options to directors, employees and consultants of the Company. Pursuant to the 1996 Plan, upon approval of the Plan, 4,000,000 shares of Common Stock were initially reserved for issuance upon the exercise of options. In addition, the shares reserved for issuance under the 1996 Plan are automatically increased at the end of each fiscal year by twenty percent (20%) of any increase (other than any increase due to stock awards under any of the Plans) in the number of authorized and issued shares above 20,869,675 (the number of authorized and issued shares at September 27, 1996). At April 30, 1998, the number of shares for which options may be granted under the 1996 Plan increased to 9,432,862. Certain options granted under the 1986 Plan, the 1982 Plan, the CBI Plan, the 1993 Plan and the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986. At April 30, 1998, stock options to purchase 444,000 shares had been granted under the 1982 Plan, of which none remain outstanding, stock options to purchase 486,000 shares had been granted under the 1986 Plan, of which 310,000 shares remain outstanding, stock options to purchase 1,972,000 shares had been granted under the CBI Plan and assumed by the Company, of which 806,000 shares remain outstanding, stock options to purchase 721,205 shares had been granted under the 1993 Plan, of which 512,500 shares remain outstanding and stock options to purchase 3,519,909 shares had been granted under the 1996 Plan, of which 2,848,826 shares remain outstanding. The 1982, 1986 and CBI Plans have been terminated by the Board of Directors with respect to the grant of additional options under such Plans. The CBI Plan was assumed by the Company in connection with the merger of Cancer Biologics Incorporated with and into the Company.

     During the fourth quarter of the fiscal year ended April 30, 1998, the Company restructured its business operations, and in an effort to conserve its cash resources, terminated several employees. During this period of time, the stock price of the Company declined dramatically and there was minimal incentive for the remaining employees to remain with the Company, as the incentive options they had been granted were priced well in excess of the fair value of the Company's common stock and as the financial position of the Company was precarious and its survival was uncertain. As such, the Board of Directors authorized the repricing of all outstanding stock options for active employees, consultants and directors. The Board of Directors approved the repricing because it believes that equity interests are a significant factor in the Company's ability to retain directors, executive officers and employees, by providing an incentive to all optionees to devote their utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in the success and increased value of the Company. As a result of the termination of several of the Company's employees, the decline in the Company's stock price, the Company's precarious financial position and the decline in the morale of its personnel, the Compensation Committee and the Board of Directors believed that in order to retain the active key employees, consultants to the Company and non-employee directors, the Company was required to reprice the exercise price of all outstanding stock options to the then current market value of $.60. Accordingly, on March 2, 1998, the Board of Directors approved the repricing of 3,219,659 options granted pursuant to the Company's 1986, 1993 and 1996 Stock Option Plans, including an aggregate of 1,521,250 options granted to the Named Officers, and an aggregate of 685,000 options granted to members of the Board of Directors. Such repricing was effected by offering to exchange new options with an exercise price of $.60 per share for the options then held by such optionees. The repricing was effective immediately.


     The 1982, 1986, CBI Plan, 1993 and 1996 Plans are administered by the Compensation Committee which determines the terms of options granted under the Plans, including the exercise or purchase price, conditions of purchase (including repurchase rights in favor of the Company), number of shares subject to the option or right and the exercisability thereof. Except with respect to the 1996 Plan, the exercise price of all options granted under the Plans must be at least equal to the fair market value of such shares on the date of grant. The maximum term of each option is ten years.

     No options were granted to or exercised by officers or directors during the year ended April 30, 1998, under the 1982 Plan.

     No options were granted or exercised by officers or directors during the year ended April 30, 1998, under the 1986 Plan. Options to purchase 310,000 shares are outstanding under the 1986 Plan, all of which were exercisable as of April 30, 1998. Options outstanding under the 1986 Plan expire at various dates through 2003.

     No options were granted or exercised by officers or directors during the year ended April 30, 1998, under the CBI Plan. Options to purchase 806,000 shares are outstanding under the CBI Plan, all of which were exercisable as of April 30, 1998. Options outstanding under the CBI Plan expire in 2003.


     No options were exercised by officers or directors during the year ended April 30, 1998, under the Company's 1993 Plan. During the year ended April 30, 1998, R.C. Shepard and Edward J. Legere II were granted "formula grants" under the 1993 Plan to purchase 2,000 shares of Common Stock of the Company. Mr. Shepard did not stand for re-election as a director at the 1997 annual meeting and his options expired unexercised. These grants vest twenty percent (20%) on the first anniversary of the date of grant and 1/60 of the remaining amount each month thereafter. Options to purchase 512,500 shares are outstanding under the 1993 Plan. Options outstanding under the 1993 Plan expire at various dates through 2007.



     No options were exercised by officers or directors during the year ended April 30, 1998 under the 1996 Plan. During the year ended April 30, 1998, Dr. Jamie Oliver, Vice President of Clinical and Regulatory Affairs, was granted an option to purchase 100,000 shares under the 1996 Plan. Stock options granted to Dr. Oliver vest twenty-five percent (25%) beginning in July 1998 and twenty-five percent (25%) annually thereafter. Thomas R. Testman, former Interim Chief Executive Officer, was granted an option to purchase 50,000 shares under the 1996 Plan. Stock options granted to Mr. Testman vested on the date of grant (March 1, 1998). As of April 30, 1998 options to purchase an aggregate of 2,848,826 shares were outstanding under the 1996 Plan, of which 967,751 were exercisable.

     On January 17, 1997, the Company loaned Lon H. Stone, former Chairman of the Board of Directors and former Chief Executive Officer of the Company, $350,000 pursuant to a Promissory Note. The highest loan balance during the year ended April 30, 1998, was $381,464 which included principal and accrued interest. The purpose of the loan was to provide Mr. Stone with the additional cash necessary to purchase a new residence. The Board of Directors, including the Compensation Committee, determined that the loan was in the best interests of the Company and, with Lon Stone abstaining, unanimously approved it. The Note is collateralized by real estate and bears interest at seven percent (7%) per annum. The original Note and interest thereon were due and payable on January 31, 2000. In conjunction with the renegotiation of a new Severance Agreement with Mr. Stone, the Company agreed that if Mr. Stone did not compete with the Company during the period beginning March 1, 1998 through February 29, 2000, the Company would, on March 1, 2000, pay Mr. Stone an amount equal to this Note of $350,000 plus all accrued interest thereon, the proceeds of which will then be used to retire the Note.



     On April 30, 1997, the Company requested that Mr. Moding exchange $203,500 of non-interest bearing outstanding notes which Mr. Moding had executed and delivered to the Company, to pay for options exercised under the Company's stock option plans. The Company's option plans, which have been approved by stockholders, provide that a purchaser's promissory note may be used to exercise options. The original notes were executed and delivered by Mr. Moding in connection with the exercise of options. At the Company's request, Mr. Moding agreed to, and did exchange two non-interest bearing notes with maturity dates at April 30, 1999, for two new notes aggregating $203,500. The notes are secured by both personal assets of Mr. Moding and 204,000 shares of the common stock of the Company held by Mr. Moding. The new notes bear interest at six percent (6%) per annum and are payable in seven (7) equal annual installments beginning April 30, 1998. On April 29, 1998, the first annual installment of $36,672, including principal and interest, was made and the remaining principal balance at April 30, 1998, was $179,379.



     On April 30, 1997, the Company requested that Mr. Shepard, a previous director of the Company, exchange $203,083 of non-interest bearing outstanding notes which Mr. Shepard had executed and delivered to the Company, to pay for options exercised under the Company's stock option plans. The Company's option plans, which have been approved by stockholders, provide that a purchaser's promissory note may be used to exercise options. The original notes were executed and delivered by Mr. Shepard in connection with the exercise of options. At the Company's request, Mr. Shepard agreed to, and did exchange two non-interest bearing notes with maturity dates at April 30, 1999, for two new notes aggregating $203,083. The notes are secured by both personal assets of Mr. Shepard and 203,000 shares of the common stock of the Company held by Mr. Shepard. The new notes bear interest at six percent (6%) per annum and are payable in seven (7) equal annual installments beginning April 30, 1998. On April 29, 1998, the first annual installment of $36,596, including principal and interest, was made and the remaining principal balance at April 30, 1998, was $179,011.



     In April 1998, through a private placement, the Company sold 1,120,065 shares of restricted common stock for proceeds of $625,000. Of the restricted shares issued, 84,034 shares were sold to Elizabeth A. Gorbett-Frost on equal or less favorable terms than the other participants in the offering. In conjunction with the private placement, the Company granted warrants to purchase 280,015 shares of its common stock at $1.00 per share, of which 21,008 warrants were granted to Ms. Gorbett-Frost. The warrants expire in April 2001.



     In April 1998, the Company entered into a line of credit commitment with BTD, an entity controlled by Mr. Legere. The line of credit commitment with BTD provided for borrowings of up to $2,000,000 under a line of credit that expired on May 31, 1998. Under the terms of the agreement, even though the Company did not borrow under the agreement, the Company issued BTD a warrant to purchase 500,000 shares of the Company's common stock for $1.00 per share.

                              COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and Nasdaq Peer group for the period that commenced on April 30, 1993 and ended April 30, 1998.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                             (NASDAQ MARKET INDEX)

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report, and the performance graph below, shall not be incorporated by reference into any such filings.

                                       Techniclone                            Nasdaq Market
                                       Corporation       SIC Code Index           Index
1993                                     100.00              100.00              100.00
1994                                     109.28               95.55              112.24
1995                                      45.50              120.01              122.56
1996                                     227.86              203.42              171.08
1997                                     172.06              179.62              182.36
1998                                      26.04              222.56              270.85

     The total cumulative returns on investment shown for the Company, the Nasdaq Market Index and Peer Group Index are based on the assumptions that on May 1, 1993, $100 was invested in the Company's Common Stock and in each Index and that all dividends were reinvested.

     The Peer Group chosen were companies in the Nasdaq Market Index with the Standard Industrial Classification Code 2836 (Biological Products, except diagnostic substances). The Peer Group included the following issuers: Advanced Tissue Sciences, Alfacell Corporation, AMBI, Inc., American Biogenetic Sciences, Amgen Inc., Anergen Inc., Anika Therapeutics, Inc., Aphton Corp., Ariad Pharmaceuticals, Autoimmune Inc., Avax Technologies, Inc., Aviron, Biocryst Pharmaceuticals, Biogen Inc., Biomatrix Inc., Biomira Inc., Biotime Inc., Cel-Sci Corp., Cerus Corporation, Chrysalis International Corp., Corixa Corporation, Creative Biomolecules, Cryolife, Inc., Cypress Bioscience, Inc., Cytotherapeutics Inc., Cytrx Corporation, Diacrin Inc., Discovery Labs, Inc., Embrex Inc., Enzon Inc., Galagen, Inc., Genmedicine, Inc., Genta Incorporated, Genzyme Corp., Genzyme Tissue Reproduction, Genzyme Transgenics Corp., Gilead Sciences Inc., Gliatech, Inc., Heska Corporation, Idec Pharmaceuticals CP, IGI Inc., Imclone Systems Inc., Immune Response Corp., Immunex Corp., Integra Lifesciences CP, Interferon Sciences, Inc., La Jolla Pharmaceutical, Lifecore Biomedical Inc., LXR Biotechnology Inc., Magainin Pharmaceuticals, Martek Biosciences Corp., Medarex Inc., Medimmune Inc., Nabi Inc., Neurex Corp., North American Vaccine, Northfield Laboratories, NovaVax Inc., NPS Pharmaceuticals, NYER Medical Group, Inc., Onyx Pharmaceuticals, Inc., Oravax, Inc., Oxigene Inc., Procept Inc., Progen Inductries, Ltd., Progenitor Inc.,

Protein Design Labs Inc., Quigen NV, Repligen Corp., Ribi Immunochem Res Inc., Sangstat Medical Corp., Senetek Plc Adr, Serologicals Corp., Sparta Pharmaceuticals, Sugen, Inc., Symbollon CP CLA, Targeted Genetics CP, Techne Corp., Texas Biotechnology Corp., Titan Pharmaceutical Inc., Transcend Therapeutics, TransKaryotic Therapies, Trega Biosciences, Inc., Vical Inc., Vion Pharmaceuticals, Viragen (Europe) LTD, Viragen, Inc., Virus Research Institute and Zonagen Inc. Management believes that an actual Peer Group for the Company would be difficult to identify because the Company is a development stage research and development Company with a limited operating history.

                                  PROPOSAL TWO

              APPROVAL OF ISSUANCE OF SHARES UNDER THE EQUITY LINE

INTRODUCTION

     For the reasons set forth below, the Board of Directors believes that the best interest of the Company and its stockholders will be served by approving the issuance of the full number of shares of Common Stock which would be issuable under the Common Stock Equity Line Subscription Agreement ("Equity Line") to the extent that such issuance could result in the Company issuing more than 20% of the issued and outstanding Common Stock of the Company as of August 7, 1998.

     In June 1998, the Company secured access to a $20,000,000 Equity Line with two institutional investors, expiring in June 2001. Under the terms of the Equity Line, the Company may, in its sole discretion, and subject to certain restrictions, periodically sell ("Put") shares of the Company's common stock for up to $20,000,000 upon the effective registration for resale of the Put shares. After effective registration of the Put shares, unless an increase is otherwise agreed to, $2,250,000 of Puts can be made every quarter, subject to share issuance volume limitations identical to those set forth in Rule 144(e). At the time of each Put, the investors will be issued a warrant, expiring on December 31, 2004, to purchase up to 10% of the amount of common stock issued to the investor at the same price at the time of the Put.

     The Equity Line provides for immediate funding of $3,500,000 in exchange for 2,545,454 shares of common stock (Equity Line Shares) and the issuance of a warrant, expiring on December 31, 2004, to purchase 254,546 shares of Common Stock at an exercise price of $1.375. One-half of this amount is subject to adjustment at three months after the effective date of this Registration Statement with the second half subject to adjustment six months after such effective date of this Registration Statement. At each adjustment date, if the market price ("Adjustment Price") is less than the initial price paid for the Equity Line Shares, the Company will be required to issue additional Equity Line Shares equal to the difference between the amount of shares which were issued and the number which would have been issued by dividing $1,750,000 by the Adjustment Price. Future Puts under the Equity Line will be priced at a 15% discount on the 10 day low closing bid price. In addition, on June 16 of each of the next three years, the Company is obligated to issue a warrant to the investors to purchase a number of shares of Common Stock equal to 10% of an amount equal to the difference of the relevant minimum commitment amount ($6,666,667 for 1999, $13,333,333 for 2000 and $20,000,000 for 2001) minus the aggregate amount of Common Stock sold to the investors during all years preceding June 16 of such year, divided by the 10 day low closing bid price of the Common Stock on such date, at an exercise price equal to the 10 day low closing bid price of the Common Stock on such date. All of the Equity Line Shares and related Warrants issued are registerable shares.

     To obtain strategic funding for the Company as it continues its clinical trial programs, the Company entered into the Equity Line agreement. To continue its clinical trial programs, the Company will be required to draw additional amounts under the Equity Line or obtain additional financing through a licensing or partnering arrangement for one or more of its technologies, or through additional equity financings or issuance of debt.

     For companies listed on the Nasdaq Stock Market, the National Associated of Securities Dealers, Inc., requires stockholder approval, if the listed company issues more than 20% of the Company's outstanding shares of common stock and voting power in connection with a transaction (the "Cap Amount"). At the effective date of the Equity Line, the Company did not issue more than 20% of its outstanding Common Stock and does not expect that it will be required to do so in the future as it relates to the immediate funding or subsequent Puts. However, should the Company be unable to obtain alternative sources of financing and should the Company's price of its Common Stock decline significantly at about the same time it needed to draw on the Equity Line, the Put of additional amounts to the investors in the Equity Line may result in the issuance by the Company of more than 20% of the Company's outstanding Common Stock. Access to funds either through the Equity Line, a licensing or partnering arrangement, additional equity financings and or the issuance of debt are required for the Company to continue its operations.


VOTE REQUIRED FOR THE APPROVAL OF ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE EQUITY LINE


     The affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote will be required for approval of the issuance of Common Stock in excess of 20% of the outstanding shares, in connection with the Equity Line. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting on this proposal will constitute approval of such issuance in connection with the Equity Line. Accordingly, abstentions and broker non-votes will have the same effect as votes against the proposal. Proxies solicited by management will be voted FOR approval of the issuance in connection with the Equity Line.



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL, FOR THE PURPOSES OF THE CORPORATE GOVERNANCE REQUIREMENTS OF THE NASDAQ STOCK MARKET'S NATIONAL MARKET, OF THE ISSUANCE OF COMMON STOCK OF THE COMPANY TO THE EXTENT SUCH ISSUANCE COULD RESULT IN THE COMPANY ISSUING MORE THAN TWENTY PERCENT (20%) OF THE ISSUED AND OUTSTANDING COMMON STOCK OF THE COMPANY AS OF AUGUST 7, 1998 IN CONNECTION WITH THE $20,000,000 EQUITY LINE.


                                 PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending April 30, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has been the Company's auditors since the Company's inception. Representatives of Deloitte & Touche are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     In the Company's two most recent fiscal years, there have been no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     The audit report of Deloitte & Touche LLP on the Company's consolidated financial statements for the fiscal years ended April 30, 1996, April 30, 1997 and April 30, 1998 contained no adverse opinion or disclaimer of opinion.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 1998, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Techniclone Corporation, Attention: Investor Relations, 14282 Franklin Avenue, Tustin, California 92780-7017. If Exhibit copies are requested, a copying charge of $.20 per page will be made.

                             STOCKHOLDER PROPOSALS

     Pursuant to Regulation 14a-8 of the Securities and Exchange Commission, proposals by stockholders which are intended for inclusion in the Company's proxy statement and proxy to be presented at the Company's next annual meeting must be received by the Company by May 11, 1999, in order to be considered for inclusion in the Company's proxy materials. Such proposals shall be addressed to the Company's Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than July 25, 1999. If a stockholder fails to so notify the Company of any such proposal prior to such date, management of the Company will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting (without any discussion of the matter in the Company's proxy statement).

                                 OTHER MATTERS

     The Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their judgment.

                                          By Order of the Board of Directors

                                          Elizabeth A. Gorbett-Frost
                                          Secretary

August 17, 1998

                            TECHNICLONE CORPORATION
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 13, 1998

    The undersigned hereby appoints Thomas R. Testman and Larry O. Bymaster, and each of them, individually, the attorney, agent and proxy of the undersigned, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of Common Stock of Techniclone Corporation held of record by the undersigned on September 2, 1998, at the Annual Meeting of Stockholders to be held at The Atrium Hotel, located at 18700 MacArthur Boulevard, Irvine, California 92612 on October 13, 1998, at 10:30 a.m., Pacific Time, and at any and all adjournments thereof.

1. ELECTION OF DIRECTORS:

            [ ] FOR                                              [ ] WITHHOLD AUTHORITY
                the election of all nominees listed below            to vote for any nominee listed below.
                (except as marked to the contrary below)

Thomas R. Testman, Larry O. Bymaster, Rockell N. Hankin, Clive Taylor, M.D., Ph.D., Edward J. Legere, II and Carmelo J. Santoro, Ph.D.

--------------------------------------------------------------------------------

2. Approval of issuance of Common Stock pursuant to a $20,000,000 equity-based line of credit, to the extent such issuance could result in the Company's issuing more than twenty (20%) percent of the issued and outstanding Common Stock of the Company as of September 2, 1998.

   [ ] FOR            [  ]   AGAINST             [ ] ABSTAIN

3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ended April 30, 1999.

   [ ] FOR            [  ]   AGAINST             [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

                                                        Name:___________________

                                                        Common Shares:__________

                                                        Dated: ___________, 1998

                                                        ________________________
                                                               Signature

                                                        ________________________
                                                           Signature if held
                                                                jointly

                                                        Please sign exactly as
                                                        name appears
                                                        hereon. When shares are
                                                        held by joint tenants,
                                                        both should sign. When
                                                        signing as attorney, as
                                                        executor, administrator,
                                                        trustee or guardian,
                                                        please give full title
                                                        as such. If a
                                                        corporation, please sign
                                                        in full corporate name
                                                        by President or other
                                                        authorized officer. If a
                                                        partnership, please sign
                                                        in partnership name by
                                                        authorized person.